Comerica Incorporated First Quarter 2012 Financial Review April 17, 2012 Safe Harbor Statement Any statements in this presentation that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this presentation and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; changes in Comerica's credit rating; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; the acquisition of Sterling Bancshares, Inc., or any future acquisitions; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; the implementation of Comerica's strategies and business models, including the implementation of revenue enhancements and efficiency improvements; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2011. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. 2

Financial Results

	1Q12	4Q11	1Q11
Diluted income per common share[1,2]	$0.66	$0.48	$0.57
Net interest income	$443	$444	$395
Provision for loan losses	23	19	49
Noninterest income	206	182	207
Noninterest expenses[2]	448	478	415
Net income	130	96	103
Total loans (average)	$42,269	$41,454	$39,551
Total deposits (average)	48,311	47,779	40,598
Tier 1 capital ratio	10.37%[3]	10.41%	10.35%
Average diluted shares (millions)	196	197	178

$ in millions, except per share data

[1]Calculated using net income attributable to common shares. [2]Includes restructuring expenses of -0- in 1Q12, $37MM in 4Q11 and -0- 1Q11, related to the acquisition of Sterling Bancshares. [3]Estimated.

Comerica Bank

3

First Quarter 2012 Highlights

1Q12 vs. 4Q11	Chg $	Chg %	
Total Loans (average)	⬆ $ 815	2%	Driven by Commercial
Commercial Loans	⬆ 1,221	5	Broad-based growth by market & business line
Total Deposits (average)	⬆ 532	1	Record Level
Noninterest-bearing deposits	⬆ 461	2	
Net Interest Income	➡ (1)	--	Loan growth & one less day in quarter
Noninterest Income	⬆ 24	13	Growth offsetting regulatory headwinds
Noninterest Expense	⬇ (30)	(6)	Lower restructuring costs & expense control
Net credit related charge-offs	⬇ (15)	(25)	Continued to improve with NCO ratio of 0.43%[1]
Provision for loan losses	➡ 4	21	Relatively stable with 4Q11
Tier 1 common capital[2]	10.33%		
Repurchased under share program	1.125MM		2012 Capital Plan includes share repurchases up to $375MM through 1Q13

$ in millions

[1] Percentage is calculated based on average total loans.

[2]Estimated; See Supplemental Financial Data slides for reconciliation of non-GAAP financial measures

Comerica Bank

4

Economic Growth in our Footprint 5 70 75 80 85 90 95 100 105 110 Texas Economic Activity Index1 60 70 80 90 100 110 120 130 Michigan Economic Activity Index1 70 80 90 100 110 120 130 140 150 California Economic Activity Index1 1Activity index is based on 3 month moving average. MI base year 2004 = 100. TX and CA base year 2008 = 100. (in millions) Midwest $13,829 $13,725 $104 1% Western 12,383 12,026 357 3% Texas 9,295 8,952 343 4% Average Loans 1Q12 4Q11 Change % Change 0.6 0.6 0.9 1.5 1.5 21.5 21.7 22.1 23.5 24.7 1Q11 2Q11 3Q11 4Q11 1Q12 Mortgage Banker 39.6 39.2 40.1 41.5 42.3 1Q11 2Q11 3Q11 4Q11 1Q12 +2% Commercial Loan Growth (Average Balances, $B) Average Loans Grew 2% with Commercial Loans up 5% Loan Growth Across Most Businesses and Markets +5% Total Loan Growth (Average Balances, $B) 6 1Q12 compared to 4Q11

4Q11 vs 1Q12 Period-end loans Total 4Q11 Total 1Q12 Period-end Loans Grew 1% with Commercial Loans up 3% $(276) $(35) $42,679 $(252) $43,012 $896 $ in millions. 1Q12 compared to 4Q11. CRE: Commercial Mortgage & Real Estate Construction 1Includes Lease financing, International loans, Residential mortgage loans, and Consumer loans. 2Excludes Mortgage Banker 3Outlook as of April 17, 2012  Period-end Commercial loan growth driven by increases in: • National Dealer $392MM • Middle Market $299MM • Global Corporate $279MM • Energy $82MM  Pace of decline in Commercial Real Estate expected to slow3 7  Commitments increased nearly $1B, across all major markets • Utilization rate stable at 47.4%  Loan pipeline increased across most businesses Loan Growth Continued to Outpace the Industry in the Quarter -2% 0% 2% 4% 6% 1Q11 2Q11 3Q11 4Q11 1Q12 Comerica All Banks Large Banks -2% 0% 2% 4% 6% 1Q11 2Q11 3Q11 4Q11 1Q12 Comerica All Banks Large Banks Average Quarterly Total Loan Growth1 Average Quarterly C&I Loan Growth1,2 C&I Strong Contributor to Loan Growth 1Source: Federal Reserve H.8 as of 3/28/12. Large banks are defined as the top 25 domestically chartered commercial banks, ranked by domestic assets. 2The primary difference between commercial loans on Comerica’s financial statements vs. H.8 C&I loans, is that Mortgage Banker Finance is excluded from the H.8 definition of C&I. 8

Record Deposit Levels


Deposit Costs Decline as Deposits Grow ($B)[1]
Sterling
Deposit Rates
40.6
41.5
45.1
47.8
48.3
47.8
49.3
0.37
0.35
0.33
0.29
0.26
1Q11 2Q11 3Q11 4Q11 1Q12
Average Balances
4Q11 1Q12
Period-end

- **Total average deposits grew $532MM**
  - Noninterest-bearing deposits up $461MM
  - Interest-bearing deposits up $71MM
  - Increase across all major markets and most lines of business
- **Total period-end deposits grew $1.5B**
  - Noninterest-bearing deposits up $977MM
  - Interest-bearing deposits up $574MM

[1]1Q12 compared to 4Q11

Comerica Bank
9

Net Interest Income Stable


Net Interest Income ($MM)[1]
Accretion
Loan Yields
395
391
423
444
443
27
26
25
3.85
3.79
4.01
3.98
3.92
1Q11
2Q11
3Q11
4Q11
1Q12

Net interest income stable[1] reflecting:

\+ Loan growth ($7MM)
\+ Lower deposit costs ($2MM)
\- One less day in the quarter ($5MM)
\- Lower loan yields due to mix shift ($5MM), primarily from CRE to Commercial

Expected Accretion[2] of ≈$35-$45 million for the remainder of 2012

Balance sheet remains well positioned for a rising rate environment[3]:

- 200 basis points *annual* rate increase equates to ≈$165MM expected increase in net interest income
- Approximately 80% of loans are floating of which 70% are LIBOR based

[1]1Q12 compared to 4Q11. [2]Outlook as of April 17, 2012
[3]At 3/31/12; Analysis based on non-parallel ramp in interest rates over 12 months; See 10K filing with SEC for methodology.

Comerica Bank
10

Credit Quality Improvement Continued

Net charge-offs decline for 11 consecutive quarters



Provision
Net Charge-offs Ratio
49
47
38
19
23
1.03
0.92
0.77
0.57
0.43
1Q11
2Q11
3Q11
4Q11
1Q12

Watch list[1] continued to trend down



Nonperforming Loans
Accruing Watch list Loans
5,166
4,827
4,969
4,467
4,206
1,030
974
958
887
856
1Q11
2Q11
3Q11²
4Q11
1Q12

$ in millions
[1]Watch list is generally consistent with regulatory defined Special Mention, Substandard and Doubtful (nonaccrual) loans
[2]Reflects addition of Sterling watch list loans from July 28, 2011.

Comerica Bank 11

Customer Fee Income Growth Offsetting Regulatory Headwinds

Total Noninterest Income ($MM)



Customer-Driven Fee Income¹
207
202
201
182
206
177
178
180
171
181
+13%
+6%
1Q11
2Q11
3Q11
4Q11
1Q12

Noninterest income increased 13% reflecting:

- Customer-driven Fee Income increased $10MM, or 6%
  - + Service charges on deposit accounts ($4MM)
  - + Investment banking fees ($3MM)
  - + Fiduciary income ($2MM)
  - + Commercial lending fees ($2MM)
- All other noninterest income increased $14MM
  - + Gain on redemption of ARS ($4MM)
  - + 4Q11 impacted by VISA related charge ($5MM)

At March 31, 2012 [1]Customer-Driven Fee Income includes service charges on deposit accounts, fiduciary income, commercial lending fees, letter of credit fees, card fees, foreign exchange income, brokerage fees and customer-driven components of other noninterest income.

Comerica Bank 12

Tight Expense Control Continues



Noninterest Expenses ($MM)
Restructuring
415
409
404
460
427
478
441
+2%[1]
448
1Q11
2Q11
3Q11
4Q11
1Q12



Full Time Equivalent (FTE)
8,955
8,915
9,701
9,397
-2%
9,195
1Q11
2Q11
3Q11
4Q11
1Q12

Noninterest expenses decreased $30MM, driven by:

- Decreases in:
  - Merger & restructuring costs ($37MM)
  - Occupancy ($6MM)
  - Salaries ($4MM)
- Increases in:
  - Employee benefits ($8MM)
  - Litigation & legal fees ($5MM)

Expect Merger & Restructuring Costs[2]:

- ≈$40 million for remainder of 2012
- ≈$5-10 million in 2Q12

4Q11 compared to 1Q12. [1]Increase excludes restructuring charges of $37MM in 4Q11 and -0- in 1Q12.
[2]Outlook as of April 17, 2012

Comerica Bank

13

Active Capital Manager



Share Repurchase
Dividend Payout
Total Payout
47%
81%
28%
FY 2011
Pro Forma 1Q12[1]
Pro Forma Peer Median[1]

2012 Capital Plan Approved

- Regulators had no objection to 2012 Capital Plan
- Board to consider dividend increase of 50% to 0.15 per share at April meeting
- $375MM share repurchase target from 1Q12 through 1Q13[2]
- 1.125 million shares purchased in 1Q12 ($33MM)

- Only two peers have active share repurchase programs
- Only two peers have announced dividend increases in 2012

[1]1Q12 payout ratio is a pro forma estimate, based on 1Q12 consensus earnings estimates for peer banks and Comerica's actual results. Assumes capital plans announced in March 2012 were executed during the period. Share repurchases assume 1/5th of announced amount was repurchased during the period. CMA includes $0.15 dividend and $75MM share repurchase. Source: Bloomberg and Thomson One. Actual CMA 1Q12 Payout Ratio = 41%. Peer group includes: BBT, BOKF, FITB, FHN, HBAN, KEY, MTB, RF, SNV, STI & ZION.
[2]Shares repurchased are pursuant to Comerica's Repurchase program. Outlook as of April 17, 2012.

Comerica Bank

14

15 Factors Expected to Drive Long-Term ROA Goal 2011 ROA Long-Term ROA Goal1 0.69% >1.30%Managed Expense Growth of 1- 2% Fee Income Growth of 4 - 5% Loan Growth of 5 - 6% • Increase cross-sell penetration • Collaboration between businesses Focused growth: • Target markets • Allocation of resources to faster growing businesses • Relationship driven • Normalized rates not necessary to reach long- term goal Fed Funds Many factors at play, none of which move independently • Continued focus on operating leverage 1Outlook as of April 17, 2012. Normal (≈3.5%) <2% <1% Management 2012 Outlook1 1Outlook as of April 17, 2012. Based on a continuation of current economic environment Full-year 2012 compared to full-year 2011:  Average loans increasing moderately  Net interest income increasing moderately  Net credit related charge-offs and provision declining  Noninterest income relatively stable  Noninterest expense relatively stable 16

Appendix Diverse Loan Portfolio Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA1Specialty Businesses includes: Financial Services Division (FSD), Entertainment , Energy, Leasing, Mortgage Banker Finance and Technology and Life Sciences (TLS )2Other Markets include markets not separately identified above in addition to businesses with a national perspective Midwest $13.8B 33% Western $12.4B 29% Texas $9.3B 22% Florida $1.4B 3%Int'l$1.7B 4% Other Markets2 $3.7B 9% Middle Market $12.0B 27% Commercial Real Estate $4.4B 11% Global Corp Banking $4.9B 12% Nat'l Dealer Services $3.8B 9% Specialty Businesses1 $7.1B 17% Personal Banking $1.7B 4% Small Business Banking $3.8B 9% Private Banking $4.6B 11% Average 1Q12: $42.3 billion By Market By Line of Business 18

1,4 23 1,4 56 1,6 35 1,9 47 2,3 05 1Q11 2Q11 3Q11 4Q11 1Q12 +19% +18% 56 6 61 4 92 3 1,5 35 1,4 83 1Q11 2Q11 3Q11 4Q11 1Q12 +66% -3% Loan Performance in Select Portfolios Specialty Businesses includes: Financial Services Division (FSD), Entertainment, Energy, Leasing, Mortgage Banker and Technology and Life Sciences (TLS ); Includes Sterling Bancshares loans from July 28, 2011 +12% +50% Mortgage Banker (Average, $ in MM) Energy (Average, $ in MM) 1,1 93 1,2 17 1,3 46 1,5 17 1,6 43 1Q11 2Q11 3Q11 4Q11 1Q12 +8%+13% +11% Tech and Life Sciences (Average, $ in MM) 19 3,7 97 3,6 03 3,1 15 3,3 93 3,8 00 1Q11 2Q11 3Q11 4Q11 1Q12 -14% +9% +12% National Dealer Services (Average, $ in MM) Loans By Business and Market 20 Average loans in $ billions By Line of Business 1Q12 4Q11 1Q11   By Market 1Q12 4Q11 1Q11 Middle Market $12.0 $11.9 $12.0 Midwest $13.8 $13.7 $14.1 Commercial Real Estate 4.4 4.6 4.4 Western 12.4 12.0 12.4 Global Corporate Banking 4.9 4.7 4.6 Texas 9.3 9.0 6.8 National Dealer Services 3.8 3.4 3.8 Florida 1.4 1.5 1.6 Specialty Businesses 7.1 6.7 4.9 Other Markets 3.7 3.7 3.0 BUSINESS BANK $32.2 $31.3 $29.7 International 1.7 1.6 1.7 Small Business Banking 3.8 3.8 3.4 TOTAL $42.3 $41.5 $39.6 Personal Banking 1.7 1.8 1.7 RETAIL BANK $5.5 $5.6 $5.1 WEALTH MANAGEMENT  (Private Banking) $4.6 $4.6 $4.8 TOTAL $42.3 $41.5 $39.6

Loan Commitments Increase $27.7 $25.8 $22.9 $21.7 $20.3 $20.3 $20.5 $20.3 $19.7 $19.8 $20.4 $22.3 $22.7 $52.5 $50.5 $48.5 $46.4 $44.9 $44.7 $44.3 $44.5 $44.5 $44.4 $45.0 $46.9 $47.8 40% 45% 50% 55% 60% 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 Outstandings Commitments Utilization Commitments and Outstandings ($ in MM) 1Q12 compared to 4Q11; 3Q11 includes Comerica legacy and Sterling Energy portfolio from date of acquisition; Average utilization of commercial commitments as a percentage of total commercial commitments at period end  Line utilization is stable at 47.4%  Commitments increased $1B to $47.8B, highest level since 3Q09  Increased commitments in all major markets  Loan pipeline remained strong and increased 21 • Approximately 890 borrowers • Strategy: Full relationships with ancillary business • Comerica is agent for approximately 17% • Adhere to same credit underwriting standards as rest of loan book • Credit quality mirrors total portfolio March 31, 2012: $8.7 billion Shared National Credit (SNC): Facilities greater than $20 million shared by three or more federally supervised financial institutions which are reviewed by regulatory authorities at the agent bank level. Period-end outstandings as of March 31, 2012 Commercial Real Estate $0.9B 10% Global Corp Banking $2.7B 32% Nat'l Dealer Services $0.4B 4% Energy $2.0B 23% Other $0.6B 7% Middle Market $2.1B 24% 22 Shared National Credit Relationships

National Dealer Services Line of Business

Diverse Franchise Distribution[1]



Toyota/Lexus 19%
Honda/Acura 17%
Ford 8%
GM 8%
Chrysler 7%
Mercedes 4%
Nissan/ Infiniti 8%
Other European 9%
Other Asian 9%
Other[2] 11%
Detroit 3 23% at 03/12 vs. 41% at 12/05

Geographic Dispersion

Western	57%	Florida	7%
Midwest	21%	Texas	8%

- 65 years of Floor Plan lending, with over 20 years on a national basis
- Top tier strategy
- Majority are "Mega Dealer" (five or more dealerships in group)
- Excellent credit quality
- Robust monitoring of company inventory and performance



Loan Balances ($ in Billions)
4.9
3.5
3.4
3.5
3.8
2.1
2.0
2008
2009
2010
2011
1Q12
3/31/12
Average
PE Floor Plan
PE Non-Floor Plan

[1] Franchise distribution based on March 31, 2012 period-end (PE) outstandings
[2] "Other" includes obligations where a primary franchise is indeterminable (rental car and leasing companies, heavy truck, recreational vehicles, and non-floor plan loans)

Comerica Bank

23

Net Loan Charge-offs By Business and Market

By Line of Business	1Q12	4Q11	3Q11	2Q11	1Q11
Middle Market	$9	$8	$19	$38	$59
Commercial Real Estate	14	13	20	12	10
Global Corporate Banking	2	3	1	4	7
Specialty Businesses	3	8	0	0	-3
BUSINESS BANK	**$28**	**$32**	**$40**	**$54**	**$73**
Small Business Banking	9	11	23	17	18
Personal Banking	3	5	5	5	5
RETAIL BANK	**$12**	**$16**	**$28**	**$22**	**$23**
WEALTH MANAGEMENT (Private Banking)	**$5**	**$12**	**$9**	**$14**	**$5**
TOTAL	**$45**	**$60**	**$77**	**$90**	**$101**
Provision for loan losses	$23	$19	$38	$47	$49

By Market	1Q12	4Q11	3Q11	2Q11	1Q11
Midwest	$18	$32	$33	$37	$46
Western	11	5	32	26	26
Texas	7	4	2	3	8
Florida	2	7	5	15	8
Other Markets / International	7	12	5	9	13
TOTAL	**$45**	**$60**	**$77**	**$90**	**$101**

$ in millions

Comerica Bank

24

Nonperforming Assets

March 31, 2012
Nonaccrual Loans $830 million
By Business


Global Corp Banking $30MM
Commercial Real Estate $255MM
Private Banking $85MM
Small Business $102MM
Specialty Businesses $38MM
Other $76MM
Middle Market $244MM

Nonperforming Assets of $923MM, a $58MM decrease, included:

Nonaccrual loans decreased $30MM
Foreclosed Property decreased to $67MM

Troubled Debt Restructurings (TDRs) of $346M, included:

- $111MM Performing Restructured
- $26MM Reduced Rate
- $209MM Nonaccrual TDR

Average carrying value of nonaccrual loans approximately 60% (40% write-down)
No nonaccrual loans held-for-sale

1Q12 compared to 4Q11

Comerica Bank

25

Commercial Real Estate

1Q12 Period End: $11.5 billion


Primarily Owner-Occupied Commercial Mortgages $7.9B 70%
Real Estate Construction¹ $1.1B 9%
Commercial Mortgages¹ $2.5B 21%

1Q12 Period-end[2]

	Western	Michigan	Texas	Florida	Other Markets	Total
Real Estate Construction Loans						
Single Family	74	8	29	4	7	122
Land Development	17	6	23	-	23	69
Total Residential	**91**	**14**	**52**	**4**	**30**	**191**
Multi-Family	83	-	68	37	11	199
Retail	103	40	85	11	29	268
Multi-use	65	-	52	-	-	117
Other	85	12	68	2	-	167
Sterling	-	-	113	-	-	113
Total Commercial	**336**	**52**	**386**	**50**	**40**	**864**
Subtotal	427	66	438	54	70	1,055
Commercial Mortgage Loans						
Single Family	16	5	5	3	20	49
Land Carry	60	38	19	29	8	154
Total Residential	**76**	**43**	**24**	**32**	**28**	**203**
Multi-Family	110	55	118	153	22	458
Retail	177	79	46	66	18	386
Multi-use	114	19	36	-	24	193
Other	259	155	67	35	54	570
Sterling	-	-	691	-	-	691
Total Commercial	**660**	**308**	**958**	**254**	**118**	**2,298**
Subtotal	736	351	982	286	146	2,501
Total	1,163	417	1,420	340	216	3,556

[1] Included in Commercial Real Estate line of business
[2] $ in millions; excludes Commercial Real Estate line of business loans not secured by real estate

Comerica Bank

26

Investment Securities Portfolio



Auction-Rate Securities
Primarily Mortgage-backed Securities (MBS)
554
500
437
426
352
6,757
6,907
7,721
9,355
9,537
1Q11
2Q11
3Q11
4Q11
1Q12

Consists primarily of AAA mortgage-backed Freddie Mac and Fannie Mae government agency securities (MBS)

Total average MBS portfolio of $9.5B

- Net unrealized pre-tax gain $250MM
- Yield of 2.73%
- Duration of 2.9 years
- Balance at period end 3/31/12 $9.6B

Target:
Mortgage-backed Securities ≈ $9B

Average $ in millions (MM)

Comerica Bank 27

Deposits by Business and Market

By Line of Business	1Q12	4Q11	1Q11
Middle Market	$5.2	$5.3	$5.0
Commercial Real Estate	1.0	1.0	0.8
Global Corporate Banking	8.6	8.3	6.9
National Dealer Services	0.2	0.2	0.2
Specialty Businesses	9.0	8.5	7.2
BUSINESS BANK	**$24.0**	**$23.3**	**$20.1**
Small Business Banking	6.0	6.3	4.4
Personal Banking	14.4	14.4	12.9
RETAIL BANK	**$20.4**	**$20.7**	**$17.3**
WEALTH MANAGEMENT (Private Banking)	**$3.6**	**$3.4**	**$2.8**
Finance/Other	0.3	0.4	0.4
TOTAL	**$48.3**	**$47.8**	**$40.6**

By Market	1Q12	4Q11	1Q11
Midwest	$19.5	$19.1	$18.2
Western	13.9	13.7	12.2
Texas	10.2	10.3	5.8
Florida	0.4	0.4	0.4
Other Markets	2.6	2.4	2.3
International	1.4	1.5	1.3
Finance/Other	0.3	0.4	0.4
TOTAL	**$48.3**	**$47.8**	**$40.6**

Average deposits in $ billions

Comerica Bank 28

Holding Company Debt Ratings

Senior Unsecured/Long-Term Issuer Rating	S&P	Moody's	Fitch	DBRS
BB&T	A-	A2	A+	A (high)
Comerica	**A-**	**A3**	**A**	**A**
M&T Bank	A-	A3	A-	A (low)
BOK Financial	BBB+	A2	A-	A (low)
KeyCorp	BBB+	Baa1	A-	BBB (high)
SunTrust	BBB	Baa1	BBB+	A (low)
Fifth Third	BBB	Baa1	A-	A (low)
First Horizon National Corp	BBB-	Baa1	BBB+	
Huntington	BBB	Baa1	BBB+	BBB
Regions Financial	BBB-	Ba3	BBB-	BBB
Zions Bancorporation	BBB-	Ba3	BBB-	BBB (low)
Synovus Financial Corp	B	B2	BB-	

As of 4/9/12; Source: SNL Financial; Debt Ratings are not a recommendation to buy, sell, or hold securities.

Comerica Bank

29

Supplemental Financial Data

Reconciliation of non-GAAP financial measures with financial measures defined by GAAP ($ in millions)

	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Total Regulatory Capital [1,2]	$9,081	$9,015	$9,141	$8,705	$8,730
Tier 1 capital[1,2]	$6,672	$6,582	$6,560	$6,193	$6,107
Less: Trust preferred securities	25	25	49	--	--
Tier 1 common capital[2]	6,647	6,557	6,511	6,193	6,107
Risk-weighted assets[1,2]	64,362	63,244	61,593	58,790	58,998
Tier 1 common capital ratio [2]	***10.33%***	***10.37%***	***10.57%***	***10.53%***	***10.35%***
Total shareholders' equity	$6,985	$6,868	$6,951	$6,038	$5,877
Less: Goodwill	635	635	635	150	150
Less: Other intangible assets	30	32	35	4	5
Tangible common equity	$6,320	$6,201	$6,281	$5,844	$5,722
Total assets	$62,593	$61,008	$60,888	$54,141	$55,017
Less: Goodwill	635	635	635	150	150
Less: Other intangible assets	30	32	35	4	5
Tangible assets	$61,928	$60,341	$60,218	$53,987	$54,862
Tangible common equity ratio	***10.21%***	***10.27%***	***10.43%***	***10.90%***	***10.43%***

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets.

The Corporation believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.

[1]Regulatory Capital, Tier 1 Capital and risk-weighted assets as defined and calculated in accordance with regulation.

[2] March 31, 2012 Regulatory Capital, Tier 1 Capital, and Risk-Weighted assets are estimated.

Comerica Bank

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